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                                                                    EXHIBIT 10.4

                     [CORCEPT THERAPEUTICS, INC. LETTERHEAD]

October 18, 2001

Dr. Robert L. Roe, M.D.
c/o Corcept Therapeutics Incorporated
275 Middlefield Road
Menlo Park, CA 94025


              Re: Offer of employment at Corcept Therapeutics, Inc.

Dear Bob:

On behalf of Jim Wilson and our entire Board of Directors, I am pleased to invite you to join the executive team of Corcept Therapeutics, Inc. ("Corcept"). Your initial assignment will be as President, to serve at the pleasure of the Board with primary responsibility for managing our ongoing development programs. Corcept has already achieved several important milestones including the allowance and issuance of key patents, the successful completion of our Phase II PMD trial, the raising of $27,000,000, the designation as a fast-track program by the FDA and the successful start to our Phase III trials. Your vast experience in development will prove invaluable to Corcept as we develop and market drugs for psychotic major depression, dementia, mild cognitive impairment and other serious medical illnesses.

In your role as President of Corcept, our PMD Program Director, our Medical Director and others will report to you. We expect that you will also provide input into decisions regarding strategic and market planning, organization development and staffing and that you will help with our intellectual property planning and execution. We also would like your input regarding Corcept's benefit package.

You shall, in accordance with Corcept's policies, be eligible to participate in and be covered by any benefit plans or arrangement made available now or in the future to

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Corcept's key management employees. You will receive four (4) weeks of vacation annually, accrued on a monthly basis beginning on your date of hire.

Upon commencement of employment with Corcept pursuant to this letter agreement, you will be granted a stock option to purchase 250,000 shares of the common stock of Corcept (the "Option") under Corcept's Stock Option Plan. The exercise price per share of the Option will be the fair market value of the common stock, as established by the Board of Directors on your hire date; most recently, options on our common stock have been granted at $.75 per share. Subject to the provisions of the Plan, the shares of common stock subject to your Option will be immediately exercisable, subject to a right of repurchase in favor of the Company that will lapse in monthly increments over five (5) years so long as you continue to be employed with Corcept.

Corcept agrees that if you elect to exercise the Option, Corcept will loan you an amount equal to the exercise price of the Option. The loan will be secured by the Option stock and a full-recourse demand note, and bear interest (set at a competitive market interest rate when the funds are delivered) compounded monthly and payable in arrears. The outstanding principal and interest shall be due and payable in full upon the earlier of (i) October 1, 2011, (ii) the date of your termination from the Company, or (iii) the date on which the stock under the Option is sold (the "Principal Repayment Date").

In the event of a Change in Control (as defined in the Appendix to this letter) of Corcept, the vesting of your Option, and any subsequent stock option grants, shall be immediately accelerated by an additional twenty percent (20%) of the shares subject to your stock options. Your salary will be payable bi-weekly at the rate of $300,000 per year. In addition to your base salary, you will receive a hiring bonus of $l00,000 to be paid on your first day of employment and to be earned out over twelve (12) months prorated on a monthly basis starting on your first day of employment. Should you be terminated by Corcept for any reason other than for Cause (as defined below) in the first year of employment, we will consider your hiring bonus to have been earned in full.

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If Corcept terminates your employment without Cause (as defined in the Appendix to this letter), then you shall be entitled to receive a severance payment equal to twelve (12) months of your base salary in effect at the time of your termination. The Company will indemnify you for all damages and costs that may be incurred by you in connection with claims arising out of or relating to your acts or omissions within the authorized scope of your employment. Subject to your full cooperation with the company in its defense or settlement of such claims, Corcept shall provide such indemnification, and shall advance your expenses reasonably incurred in connection with any such claims as documented by you from time to time, to the fullest extent permissible under law.

We look forward very much to your help in the important work being done at Corcept.

To accept this offer of employment, please sign and return the enclosed duplicate original in the space provided below.



Sincerely,


/s/ Joseph K. Belanoff, M.D.
----------------------------------
Joseph K. Belanoff, M.D.

Chief Executive Officer




I accept the offer of employment by Corcept Therapeutics on the terms described in this letter.

         Signature: /s/ Robert L. Roe
                    ------------------
         Date: 18 October 2001
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                                    Appendix

                                       to

          Offer of employment dated October 18, 2001 to Dr. Robert Roe

                                  Defined terms

"Cause"                             means:

                                    (a)   theft, a material act of dishonesty or
                                          fraud, intentional falsification of
                                          any employment or Company records, or
                                          the commission of any criminal act
                                          which impairs your ability to perform
                                          appropriate executive employment
                                          duties for the Company;

                                    (b)   improper disclosure or use of the
                                          Company's confidential, business or
                                          proprietary information;

                                    (c)   conviction (including any plea of
                                          guilty or nolo contendere) for a crime
                                          involving moral turpitude causing
                                          material harm to the reputation and
                                          standing of the Company, as determined
                                          by the Company in good faith;

                                    (d)   gross negligence or willful misconduct
                                          in the performance of your assigned
                                          duties (but not mere unsatisfactory
                                          performance);

                                    (e)   your voluntary resignation of
                                          employment; or

                                    (f)   your inability to perform your
                                          assigned job duties due to death or
                                          permanent disability.



"Change of Control"                 means the effective date of the occurrence
                                    of any of the following events:

                                    (i)   a sale or other disposition of all or
                                          substantially all of the assets of the
                                          Company;


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                                    (ii)  a merger or consolidation in which the
                                          Company is not the surviving entity
                                          and in which the stockholders of the
                                          Company immediately prior to such
                                          consolidation or merger own less than
                                          fifty percent (50%) of the surviving
                                          entity's voting power immediately
                                          after the transaction;

                                    (iii) a reverse merger in which the Company
                                          is the surviving entity but the shares
                                          of Common Stock outstanding
                                          immediately preceding the merger are
                                          converted by virtue of the merger into
                                          other property, whether in the form of
                                          securities, cash or otherwise, and in
                                          which the stockholders of the Company
                                          immediately prior to such reverse
                                          merger own less than fifty percent
                                          (50%) of the Company's voting power
                                          immediately after the transaction;

                                    (iv)  after an initial public offering, an
                                          acquisition by any person, entity or
                                          group within the meaning of Section
                                          13(d) or 14(d) of the Exchange Act, or
                                          any comparable successor provisions
                                          (excluding any employee benefit plan,
                                          or related trust, sponsored or
                                          maintained by the Company or
                                          subsidiary of the Company or other
                                          entity controlled by the Company) of
                                          the beneficial ownership (within the
                                          meaning of Rule 13d-3 promulgated
                                          under the Exchange Act, or comparable
                                          successor rule) of securities of the
                                          Company representing at least fifty
                                          percent (50%) of the voting power
                                          entitled to vote in the election of
                                          Directors; or

                                    (v)   the members of the "Incumbent Board"
                                          cease for any reason to constitute at
                                          least fifty percent (50%) of the Board
                                          of Directors.

"Incumbent Board"                   means the members of the Company's Board of
                                    Directors as of the date of this letter
                                    agreement, plus any subsequent member of the Board of Directors whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least fifty percent (50%) of the Incumbent
                                    Board.